UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 16, 2025

KonaTel, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Delaware	001-10171	80-0973608
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Central Expressway, Suite 202

Plano, Texas 75074

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After seven years of loyal and professional service as a KonaTel Independent Director, Mr. Jeffrey R. Pearl has elected to step down from his seat on the Board of Directors, effective April 16, 2025.  The Company thanks Mr. Pearl for his professional service to the Company. The following is what Mr. Pearl stated in his resignation letter, which is attached hereto in “Item 9.01 Financial Statements and Exhibits,” as Exhibit 99:

It is with careful consideration that I submit my resignation from my position as a member of the Board of Directors at KonaTel, effective immediately.

I have truly appreciated the opportunity to contribute to the organization and work alongside esteemed colleagues. However, due to the lack of regular board meetings and the ongoing challenges faced by the company, I feel that my experience and expertise are not being fully utilized. As such, I believe it is in the best interest of both myself and KonaTel that I step down at this time.

I am confident that the board will continue to strive for the utmost success of the organization, and I remain optimistic about the potential for positive change and stability in the future.

Thank you for the opportunity to serve.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99	Resignation of Jeffrey R. Pearl as an Independent Director dated April 16, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KonaTel, Inc.

Date: May 15, 2025	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chairman, Chief Executive Officer and Director

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